                                                                  Exhibit 11.1




                               Year Ended       Year Ended       Year Ended
                               December 31,     December 31,     December 31,
                                  1996             1997             1998
                               ------------     ------------     ------------
Basic:
  Net loss...................    ($544,712)     ($2,995,753)     ($13,515,282)
                               ------------     ------------     ------------
                               ------------     ------------     ------------

Basic weighted average
  shares outstanding.........   13,725,278       14,097,500        14,607,915
                               ------------     ------------     ------------
                               ------------     ------------     ------------

Basic net loss per
  common share...............       ($0.04)          ($0.21)           ($0.93)
                               ------------     ------------     ------------
                               ------------     ------------     ------------

Diluted:
  Net loss...................    ($544,712)     ($2,995,753)     ($13,515,282)
                               ------------     ------------     ------------
                               ------------     ------------     ------------

Diluted weighted average
  shares outstanding.........   13,725,278       14,097,500        14,607,915
                               ------------     ------------     ------------
                               ------------     ------------     ------------

Diluted net loss per
  common shares..............       ($0.04)          ($0.21)           ($0.93)
                               ------------     ------------     ------------
                               ------------     ------------     ------------
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